UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2017

Comcast Corporation

(Exact Name of Registrant as Specified in Charter)

001-32871	Pennsylvania	27-0000798
(Commission File Number)	(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Comcast Center Philadelphia, PA		19103-2838
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 286-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 14, 2017 Comcast Corporation (“Comcast”) consummated the issuance and sale of $1,005,000,000 aggregate principal amount of its 4.450% Notes due 2047 (the “Notes”), pursuant to a subscription agreement dated February 15, 2017 among Comcast, the Guarantors (defined below), Deutsche Bank AG, Taipei Branch and Citibank Taiwan Limited, as the managers named therein. The Notes will be issued pursuant to an Indenture dated as of September 18, 2013 (the “Base Indenture”) among Comcast, the guarantors named therein and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of November 17, 2015 (the “First Supplemental Indenture”) among Comcast, the guarantors named therein and the Trustee, and an officers’ certificate issued pursuant thereto. The Notes are guaranteed on an unsecured and unsubordinated basis by Comcast Cable Communications, LLC and NBCUniversal Media, LLC (the “Guarantors”).

The Notes are being offered pursuant to Comcast’s Registration Statement on Form S-3 filed on July 28, 2016, as amended at the date of the subscription agreement (Reg. No. 333-212719), including the prospectus contained therein, and a related preliminary prospectus supplement dated February 15, 2017 and a prospectus supplement dated February 15, 2017.

The material terms and conditions of the Notes are set forth in the Form of Officers’ Certificate filed herewith as Exhibit 4.1 and incorporated by reference herein and in the Base Indenture and First Supplemental Indenture, which are incorporated by reference as Exhibit 4.3 and Exhibit 4.4, respectively, to Comcast’s Registration Statement on Form S-3 filed on July 28, 2016 and incorporated by reference herein.

Item 9.01(d) Exhibits

Exhibit Number	Description

4.1	Form of Officers’ Certificate setting forth the terms of the Notes

5.1	Opinion of Arthur R. Block, Esq.

5.2	Opinion of Davis Polk & Wardwell LLP

23.1	Consent of Arthur R. Block, Esq. (contained in Exhibit 5.1)

23.2	Consent of Davis Polk & Wardwell LLP (contained in Exhibit 5.2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMCAST CORPORATION

Date:	March 14, 2017	By:	/s/ Arthur R. Block
Name: Arthur R. Block
Title: Executive Vice President, General Counsel and Secretary